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                                                                  EXHIBIT 10.7.5

      This is a rider between Woodcotton management INC. (landlord) and Sybari software INC. (tenant) attached to the original lease.

      (1) January 1st 2005 to December 31st 2005 rent will be $7,967.45 each month.

      (2) January 1st 2006 to June 30th 2006 rent will be $8445.50 each month. (6% increase)

      (3) Total proportion share for the purpose of this lease is deemed to be
      78%

Woodcotton Management INC.                  Sybari software INC.

/s/ PETER TU   12/1/04                      /s/ ROBERT WALLACE     12/3/04
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